EXHIBIT 10.04

                                 NESTOR PARTNERS
                       (A New Jersey Limited Partnership)
               Private Placement of Limited Partnership Interests

                                SELLING AGREEMENT

                                                               [AGREEMENT DATE]


[SELLING AGENT NAME].


Ladies and Gentlemen:

                  Millburn Ridgefield Corporation, a Delaware corporation (referred to herein in its individual corporate capacity and as general partner as the "General Partner"), and various limited partners have caused the formation of a limited partnership pursuant to the Revised Uniform Limited Partnership Act of the State of New Jersey (the "New Jersey Act") under the name Nestor Partners (the "Partnership"), for the purpose of engaging in speculative trading of commodity futures and forward contracts, commodity options and other commodity interests.

                  The Partnership desires to increase the capital of the Partnership as herein provided, by the sale of limited partnership interests in the Partnership (the "Interests"), the purchasers of which will become limited partners ("Limited Partners") in the Partnership.

                  The General Partner confirms as follows its agreement with you as a selling agent (the "Selling Agent"), with respect to the offering by the Partnership through you, the General Partner and any other additional selling agents of the Interests to "accredited investors" in a continuous offering exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof and Regulation D promulgated thereunder (together, the "1933 Act"), as described in the Private Placement Memorandum and Disclosure Document dated [DATE OF PPM], as supplemented or amended from time to time (the "Offering Memorandum"). The Selling Agent agrees to become a selling agent and, for the benefit of the Partnership, to use reasonable efforts to find purchasers acceptable to the General Partner for the Interests on the terms provided herein. The Selling Agent understands that its authority to offer and sell Interests may be limited, from time to time, by and in the discretion of the General Partner.

                  The terms used herein shall have the meanings ascribed to them in the Offering Memorandum unless otherwise defined herein or unless the context indicates otherwise. If the Offering Memorandum is amended or supplemented, the term "Offering Memorandum" as used herein shall mean the Offering Memorandum as so amended or supplemented, unless the context otherwise requires.


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                  Section 1. REPRESENTATIONS AND WARRANTIES OF THE GENERAL
PARTNER. The General Partner represents and warrants to the Selling Agent as follows:

                  (a) The Partnership has duly prepared and authorized the use of the Offering Memorandum (including the Appendix and Exhibit thereto) The Offering Memorandum contains all statements and information required to be included therein by the Commodity Exchange Act, as amended and the rules and regulations promulgated thereunder (together, the "Commodity Act") and the 1933 Act.

                  (b) All action required to be taken by the General Partner and the Partnership as a condition to the sale of the Interests to qualified subscribers therefor has been taken; and, upon payment of the consideration therefor specified in all accepted Subscription Agreements and Powers of Attorney, the Interests will constitute valid limited partnership interests in the Partnership.

                  (c) The Partnership is a limited partnership duly organized and validly existing under the laws of the State of New Jersey with full power and authority to engage in the business to be conducted by it, as described in the Offering Memorandum.

                  (d) The General Partner is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and in each other jurisdiction in which the nature or conduct of its business requires such qualification and the failure to so qualify would materially adversely affect the Partnership or the General Partner's ability to perform its obligations hereunder.

                  (e) The Partnership and the General Partner have full partnership or corporate power and authority under applicable law to perform their respective obligations under the Limited Partnership Agreement and this Agreement, as described in the Offering Memorandum.

                  (f) Each of this Agreement and the Limited Partnership Agreement has been duly and validly authorized, executed and delivered by the General Partner on behalf of the General Partner and the Partnership and constitutes a valid, binding and enforceable agreement of the General Partner and the Partnership in accordance with its terms.

                  Section 2.  OFFERING AND SALE OF INTERESTS.

                  (a) The Selling Agent is hereby appointed a selling agent of the Partnership on a non-exclusive basis, during the term herein specified for the purpose of finding acceptable subscribers who are "accredited investors" (as defined in the 1933 Act) through a private placement. Subject to the performance by the General Partner of its obligations to be performed hereunder and to the completeness and accuracy in all


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          material respects of all the representations and warranties of the
          General Partner, contained herein, the Selling Agent hereby accepts such agency and agrees on the terms and conditions herein set forth to use reasonable efforts during the term hereof to find acceptable subscribers for the Interests, subscriptions being made in multiples of $1,000 with the minimum subscription being $25,000. It is understood that the Selling Agent's agreement to use reasonable efforts to find acceptable subscribers for the Interests shall not prevent it from acting as a selling agent or underwriter for the securities of other issuers which may be offered or sold during the term hereof. The agency hereunder shall continue until the termination of this Agreement.

                  No selling commissions will be paid from the proceeds of sales of Interests. The General Partner will pay the Selling Agent, commencing with the first full month following the sale of each Interest in an amount equal to the sum of 0.2083333 of 1% of the month-end value of such Interest for each month during that quarter (a 2.50% annual rate) with respect to each outstanding Interest sold by the Selling Agent. Accruals will begin with the first full month after such Interests are sold and will be made only in respect of Interests which remain outstanding at the end of the relevant month (including Interests redeemed as of such month-end). The Selling Agent may, but only with the prior consent of the General Partner, agree to a reduction in the brokerage commission to be paid to the General Partner with respect to a particular Interest. In the event the Selling Agent agrees to such a reduction the selling Commission and the ongoing payments specified above will be proportionately reduced with respect to such Interest.

                  (b) Interests (as well as additional subscriptions for existing Limited Partners) will be offered as of the close of business on the last business day of each month (each a "Closing Date"). At 10:00 A.M. on each Closing Date, payment of the purchase price for the acceptable subscription received in respect of such closing Date shall be made by the General Partner depositing any checks with respect to acceptable subscriptions to the Partnership's account or by wire transfer to the Partnership's accounts, or at such other place or time as shall be agreed upon between the General Partner and the Selling Agent.

                  (c) in connection with the offer and sale of the interests, the Selling Agent represents and agrees that it does and will comply fully with all applicable laws, and the rules of the National Association of Securities Dealers, Inc., the Securities and Exchange Commission, state securities administrators and any other regulatory body. The Selling Agent shall not execute any sale of an Interest from a discretionary account over which it has control without prior written approval of the customer in whose name such discretionary account is maintained.

                  The Selling Agent agrees not to recommend the purchase of an Interest to any subscriber unless the Selling Agent shall have reasonable grounds to believe, on the basis of information obtained from the subscriber concerning, among other things, the subscriber's investment objectives, other investments, financial situation and needs, that


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          the subscriber (i) is an "accredited investor" within the meaning of the 1933 Act, (ii) can afford to bear the risk of a total loss of the subscriber's investment in the Partnership, (iii) has sufficient financial knowledge and experience to be capable of evaluating the risks and merits of an investment in the Partnership (either alone or together with such subscriber's financial adviser(s), other than an employee of the Selling Agent) and (iv) otherwise qualifies as an acceptable subscriber on the basis set forth in the Offering Memorandum. In addition, the Selling Agent agrees to comply with the selling procedures set forth in the Exhibit hereto (the "Selling Procedures").

                  The Selling Agent represents and warrants that it is registered as a broker-dealer and is a member in good standing of the National Association of Securities Dealers, Inc. and that it has, among other things, had the opportunity to examine the Offering Memorandum and obtain additional information from the General Partner regarding the information set forth therein. In connection with making the representations and warranties set forth in this paragraph, the Selling Agent has not relied on inquiries made by or on behalf of any other parties.

                  The Selling Agent agrees to inform all prospective purchasers of Interests of all pertinent facts relating to the liquidity and marketability of the Interests as set forth in the Offering Memorandum.

                  (d) None of the Selling Agent, the Partnership or the General Partner shall, directly or indirectly, pay or award any finder's fees, commissions or other compensation to any person engaged by a potential investor for investment advice as an inducement to such advisor to advise or recommend the purchase of an Interest; provided, however, the normal sales commissions payable to a registered broker-dealer or other properly licensed person for selling Interests shall not be prohibited hereby.

                  (e) Payments for subscriptions may be made by wire transfers from subscribers, Selling Agent customer securities accounts or by check drawn on an appropriate account of the Selling Agent.

                  (f) Upon request, the General Partner will cause its counsel to prepare and deliver to the Selling Agent a Blue Sky Survey which shall set forth, for the guidance of the Selling Agent, the United States jurisdictions in which the Interests may be offered and sold. It is understood and agreed that the Selling Agent may rely, in connection with the offering and sale of Interests in any jurisdiction, on advice given by such counsel as to the legality of the offer or sale of the Interests in such jurisdiction; provided, however, that the Selling Agent shall be responsible for compliance with all applicable laws, rules and regulations with respect to the actions of its employees, acting as such, in connection with sales of Interests in any jurisdiction.

                  Section 3.  COVENANTS OF THE GENERAL PARTNER.


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                  (a) The General Partner will notify the Selling Agent of the issuance by the CFTC or any other Federal or state regulatory body of any order suspending the effectiveness of the CFTC registration or NFA membership of the General Partner as a commodity pool operator, of the exemption of the Interests under the Blue Sky or securities laws of any state or other jurisdiction, of the issuance of or any order or decree enjoining the offering or the use of the then current Offering Memorandum, or of the institution, or notice of the intended institution, of any action or proceeding for that purpose.

                  (b) The General Partner will deliver to the Selling Agent as promptly as practicable from time to time such number of copies of the Offering Memorandum as the Selling Agent may reasonably request pursuant to the Selling Procedures.

                  (c) The General Partner will amend or supplement the Offering Memorandum from time to time as is necessary, in its opinion, to comply with the 1933 Act and the Commodity Act and will furnish to the Selling Agent, at the expense of the General Partner, a reasonable number of copies of such amendments or supplements pursuant to the Selling Procedures.

                  Section 4. PAYMENT OF EXPENSES AND FEES. In connection with the initial offering of Interests, the General Partner will pay all expenses incident to the performance of the obligations of the General Partner and the Partnership hereunder, including: (i) the printing or reproduction and delivery to the Selling Agent in quantities as hereinabove stated of copies of the Offering Memorandum and all amendments or supplements thereto and of any supplemental sales materials; (ii) the reproduction of this Agreement and the printing or reproduction and filing of the Memorandum with the CFTC and NFA;
(iii) the exemption of the offer and sale of the Interests under the securities or "Blue Sky" laws in the various jurisdictions, including filing fees and the fees and disbursements of the General Partner's counsel incurred in connection therewith; (iv) the services of counsel and accountants for the General Partner and the Partnership; and (v) the printing or reproduction and delivery to the Selling Agent of such number of copies as it may reasonably request of the Blue Sky Survey. Other than as set forth above, each party hereto shall bear its own expenses relating hereto and to the offering of the Interests.

                  Section 5.  INDEMNIFICATION AND EXCULPATION; LIABILITY.

                  (a) INDEMNIFICATION BY THE GENERAL PARTNER. The General Partner agrees to indemnify and hold harmless the Selling Agent, and each person, if any, who controls any of the foregoing within the meaning of Section 15 of the 1933 Act, as follows:

                           (i) against any and all loss, liability, claim,
                  damage and expense whatsoever (including fees and disbursements of counsel) arising out of any untrue statement of a material fact contained in the Offering Memorandum (or any


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                  amendment or supplement thereto) or any omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

                           (ii) against any and all loss, liability, claim,
                  damage and expense whatsoever (including the fees and disbursements of counsel) to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission(any settlement to be subject to indemnity hereunder only if effected with the written consent of the General Partner).

         In no case shall the General Partner be liable under this indemnity agreement with respect to any claim made against any indemnified party unless the General Partner shall be notified in writing of the nature of the claim within a reasonable time after the assertion thereof, but failure so to notify the General Partner shall not relieve the General Partner from any liability which it may have otherwise than on account of this indemnity agreement. The General Partner shall be entitled to participate at its own expense in the defense or, if it so elects within a reasonable time after receipt of such notice, to assume the defense of the pertinent portion of any suit so brought for which an indemnified party has claimed that indemnification may be due from the General Partner, which defense shall be conducted by counsel chosen by it and satisfactory to the indemnified party or parties, defendant or defendants therein. In the event that the General Partner elects to assume the defense of any such suit and retain such counsel, the indemnified party or parties, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel thereafter retained by it or them.

                  The General Partner agrees to notify the Selling Agent within a reasonable time of the assertion of any claim in connection with the sale of the Interests against it or any of its officers or directors or any person who controls the General Partner within the meaning of
         Section 15 of the 1933 Act.

                  (b) INDEMNIFICATION BY THE SELLING AGENT. The Selling Agent agrees to indemnify and hold harmless the General Partner and the Partnership and each person, if any, who controls the Partnership or the General Partner within the meaning of Section 15 of the 1933 Act (and, in the case of the General Partner, each principal of the General Partner), to the same extent as the indemnity from the General Partner set forth in Section 5(a) hereof, but only insofar as the losses, claims, damages, liabilities or expenses indemnified against arise out of a material breach by the Selling Agent of its representations, warranties, obligations and undertakings expressly set forth herein.

                  (c) Each party shall be under no liability to the other except for obligations expressly assumed by it in this Agreement and except to act in good faith.


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                  Section 6. STATUS OF PARTIES. In selling the Interests for the
Partnership, the Selling Agent is acting solely as agent for the Partnership and not as principal. The Selling Agent will use its best efforts to assist the Partnership in obtaining performance by each purchaser whose offer to purchase Interests from the Partnership has been accepted on behalf of the Partnership, but the Selling Agent shall not have any liability to the Partnership in the event that Subscription Agreements and Powers of Attorney signature pages are improperly completed or any such purchase is not consummated for any reason.

                  Section 7. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement shall remain operative and in full force and effect, regardless of any investigation made by, or on behalf of, the Selling Agent, the General Partner, the Partnership, or any person who controls any of the foregoing, and shall survive each Closing Date in the form restated and reaffirmed as of such Closing Date.

                  Section 8. TERMINATION. This Agreement may be terminated by either the General Partner or the Selling Agent on any month-end by such party giving ten days notice to the other parties hereto to such effect. No such termination shall relieve the General Partner from its obligations under Section 2(a) hereof unless the termination is based on the Selling Agent's breach of its obligations under this Agreement.

                  Section 9. NOTICES AND AUTHORITY TO ACT. All communications hereunder shall be in writing and sent to the General Partner or the Partnership at: 411 West Putnam Avenue, Greenwich, Connecticut 06830; and to the Selling Agent at the address on the cover hereof, as the same may be changed by written notice to all parties. Notices shall be effective when actually received.

                  Section 10. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Selling Agent, the Partnership, the General Partner and such parties' respective successors to the extent provided herein. This Agreement and the conditions and provisions hereof are intended to be and are for the sole and exclusive benefit of the parties hereto and their respective successors, assigns and controlling persons and parties indemnified hereunder, and for the benefit of no other person, firm or corporation. No purchaser of an Interest shall be considered to be a successor or assign solely on the basis of such purchase.

                  Section 11. GOVERNING LAW; WAIVER OF JURY TRIAL. This Agreement and the rights and obligations of the parties created hereby shall be governed by the laws of the State of New York, without regard to principals of conflicts of law. Each party hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

                  Section 12. REQUIREMENTS OF LAW. Whenever in this Agreement it is stated that a party will take or refrain from taking a particular action, such party may nevertheless refrain from taking or take such action if advised by counsel that doing so is required by law or advisable to


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ensure compliance with law, and shall not be subject to any liability hereunder for doing so, although such action shall permit termination of the Agreement by the other parties hereto.


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                  If the foregoing is in accordance with each party's
understanding of their agreement, each party is requested to sign and return to the General Partner a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement among them in accordance with its terms.

                                      Very truly yours,

                                      NESTOR PARTNERS

                             By:      Millburn Ridgefield Corporation,
                                      General Partner

                                      By:________________________________
                                               Name:  GEORGE E. CRAPPLE
                                               Title:  Co- CHAIRMAN

                                      MILLBURN RIDGEFIELD CORPORATION


                                      By:________________________________
                                               Name:  GEORGE E. CRAPPLE
                                               Title:  Co CHAIRMAN

Confirmed and accepted as of
the date first above written:

[NAME OF SELLING AGENT]


By:  ________________________
         Name:
         Title:


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                                                                         EXHIBIT

                               SELLING PROCEDURES

                  In addition to complying with applicable law and the selling practices set forth in the attached Selling Agreement, the Selling Agent shall follow the following selling procedures in marketing Interests in the Partnership. Each capitalized term used but not defined herein has the meaning set forth in the Selling Agreement.

                  1. Interests shall be offered and sold only to "accredited investors" as defined in SEC Regulation D. In addition, each offeree must have a pre-existing substantive relationship with the Selling Agent and otherwise be an eligible offeree for the Interests on the basis set forth in the Memorandum. The General Partner retains the right to reject any subscription.

                  2. For each offeree, the General Partner will deliver to the Selling Agent a copy of the Memorandum (numbered and with the offeree's name inserted) together with any approved sales brochure, any supplement(s) to the Memorandum, Subscription Agreements, the Fund's most recent annual report (included in the Memorandum) and monthly report and any additional material required by applicable blue sky law (collectively, the "Solicitation Material"). The Selling Agent shall deliver all Solicitation Material to the offeree at or prior to the initial solicitation of the offeree for the Partnership. The Selling Agent shall not duplicate the Solicitation Material, shall not utilize any promotional material regarding the Partnership except the Solicitation Material and shall not make any oral or written representations to investors or prospective investors not contained in the Solicitation Material, in each case unless approved in writing by the General Partner.

                  3. The Memorandum may only be used for nine months from its date (unless supplemented by the General Partner). After distributing Solicitation Material to an offeree, the Selling Agent will forward to the offeree, at or prior to the time the offeree returns Subscription Agreements, all subsequent supplements to the Memorandum and all subsequent annual and monthly reports for the Partnership.

                  4. All Subscription Agreements shall be returned by prospective investors to the Selling Agent. Upon receipt, the Selling Agent shall (a) confirm that the investor is the person to whom the Solicitation Material was sent, (b) confirm that the Memorandum (as supplemented) on the basis of which the prospective investor subscribed is dated within nine months of the proposed closing date, (c) confirm that the Subscription Agreement has been fully completed and properly executed and is consistent with the information in the Selling Agent's records concerning the proposed investor, (d) confirm that the proposed investor is an accredited investor and the investment is otherwise suitable for the investor, and (e) in the case of an entity investor, confirm that the required supporting documentation has been received and authorizes the proposed investment in the Partnership.


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                  5. Properly completed and executed Subscription Agreements shall be forwarded to the General Partner. Unless otherwise agreed, such Subscription Agreements must be received by the General Partner at least five full business days prior to the proposed closing date. Late Subscription Agreements may be held over until the next closing date. Subscription amounts must be received by check or wire transfer from the Selling Agent in the Fund's account prior to the closing date.

                  6. The Selling Agent shall not employ any general means of solicitation (e.g., no cold calls, large group meetings, seminars or advertisements).

                  7. The Selling Agent shall keep a log for the Partnership of offerees (including name, address, broker, number of Memorandum and date sent). The Selling Agent shall also keep a file for each offeree consisting of Subscription Agreements and documentation of the distribution of Solicitation Material. Such logs and files shall be available for inspection by the General Partner during regular business hours upon reasonable request.